Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                  04/30/2000

Calculation Of Pool Balance
 1 Total "Office" Receivables                         3,611,604,801.81
 2 Less Ineligible Receivables:
 3 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                      0.00
 4 NSF 30+                                                 (210,745.57)
 5 SAU 30+                                               (5,210,234.92)
 6 Total Pool Receivables                             3,606,183,821.32
 7 Discount Factor                                                0.50%
 8 End of month Pool Balance                            3,588,152,902.21

Total Trust Receivables-Delinquency
 9 NSF 0-30                                                 180,893.52
10 SAU 0-30                                              21,491,610.29
11 Total                                                 21,672,503.81
12 Trust Receivables                                  3,611,604,801.81
13 .75 % of Trust Receivables                                     0.75%
14 Total                                                 27,087,036.01
15 Amount in Excess                                               0.00

16 NSF 30+                                                  210,745.57
17 SAU 30+                                                5,210,234.92
                                                          5,420,980.49
Overconcentrations
18 End of month Pool Balance                          3,588,152,902.21

                                                           Limits            Actual            Excess
19 A/R Receivables                                20%   717,630,580.44     92,809,185.28              0.00
20 Asset Based Receivables                        20%   717,630,580.44    458,071,737.75              0.00
21 Dealer concentration 1999-1 top 15              3%   107,644,587.07     70,494,164.38              0.00
22 Dealer concentration 1999-1 Other               2%    71,763,058.04     19,899,596.73              0.00
23 Manufacturer Concentration                     15%   538,222,935.33    256,065,604.47              0.00
24 Product Line Concentration:
25 CE & Appl                                      25%   897,038,225.55     14,775,917.47              0.00
26 MIS                                            40% 1,435,261,160.89    368,071,651.71              0.00
27 Motorcycle                                     25%   897,038,225.55    308,234,466.25              0.00
28 Marine                                         25%   897,038,225.55    638,623,567.72              0.00
29 Manufacturered Home                            25%   897,038,225.55    371,569,448.20              0.00
30 RV                                             25%   897,038,225.55    544,320,005.02              0.00
31 Music                                          25%   897,038,225.55    118,633,907.40              0.00
32 Industrial Equipment                           25%   897,038,225.55    456,966,444.57              0.00
33 A/R                                            25%   897,038,225.55    550,880,923.03              0.00
34 Snowmobiles                                    25%   897,038,225.55     97,003,320.42              0.00
35 Other                                          25%   897,038,225.55    142,525,150.03              0.00

36 Delayed Funding Receivables                                            214,039,677.42

                                         02/29/2000      03/31/2000        04/30/2000         Average
37 Charge Offs to Receivables
   (Annualized)                            0.42%           0.42%             0.68%                    0.51%
38 Payment Rate                            29.56%          34.81%            32.85%                  32.40%

Net Receivable Rate - Current Month
39 Interest                                     8.89%
40 Discount                                     1.97%
41 Total                                       10.86%
42 Less Servicing                              -2.00%
43 Remaining                                    8.86%